Exhibit 10.37


Neither this Option nor the shares of Common Stock issuable on exercise of this Option have been registered under the Securities Act of 1933, as amended (the "Act"). None of such securities may be transferred in the absence of registration under the Act or an opinion of counsel to the effect that such registration is not required.

                             IDM ENVIRONMENTAL CORP.

                               Stock Option Grant

     This Non-Qualified Stock Option Agreement ("Option Agreement") is between IDM Environmental Corp., a New Jersey corporation (the "Company"), and Aaron Lehman, ("Optionee"), who agree as follows:

     1. This certifies that the Optionee, in consideration of valuable consulting services rendered to the Company, is entitled to purchase from the Company twenty thousand (20,000) shares of the Company's common stock (the "Common Stock") at an exercise price equal to $4.813 per share.

     2. All rights granted under this Option shall expire on February 5, 2000.

     3. Notwithstanding anything to the contrary contained herein, Holder (defined below) shall not have the right to exercise this Option so long as and to the extent that at the time of such exercise, such exercise would cause the Holder then to be the "beneficial owner" of five percent (5%) or more of the Company's then outstanding Common Stock. For purposes hereof, the term "beneficial owner" shall have the meaning ascribed to it in Section 13(d) of the Securities Exchange Act of 1934, as amended. The opinion of legal counsel to Holder, in form and substance satisfactory to the Company and the Company's counsel shall prevail in all matters relating the amount of Holder's beneficial ownership.

     4. This Option and the Common Stock issuable on exercise of this Option (the "Underlying Shares") may be transferred, sold, assigned or hypothecated, only if registered by the Company under the Act or if the Company has received from counsel to the Company a written opinion to the effect that registration of the Option or the Underlying Shares is not necessary in connection with such transfer, sale, assignment or hypothecation. The Option and the Underlying Shares shall be appropriately legended to reflect this restriction and stop transfer instructions shall apply. The Holder shall through its counsel provide such information as is reasonably necessary in connection with such opinion.

     5. This Option may only be assigned to entities controlled by the Optionee. Any permitted assignment of this Option shall be effected by the Holder by (I) executing a letter of assignment (in a form acceptable to the Company and its counsel); (ii) surrendering the Option for cancellation at the office of the Company, accompanied by the opinion of counsel to the Company referred to above; and (iii) delivery to the Company of a statement by the Holder (in a form acceptable to the Company and its counsel) that such Option is being acquired by the Holder for investment and not with a view to its distribution or resale; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) new Options representing in the aggregate rights to purchase the same number of Underlying Shares as are purchasable under the Option surrendered. Such Options shall be exercisable immediately upon any such assignment of the number of Options assigned. The transferor will pay all relevant transfer taxes. Replacement options shall bear the same legend as is borne by this Option.

     6. The term "Holder" should be deemed to include any permitted record transferee of this Option.

     7. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise hereof will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which this Option may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Option and all other options.

     8. This Option shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

     9. In the event that as a result of reorganization, merger, consolidation, liquidation, recapitalization, stock split, combination of shares or stock dividends payable with respect to such Common Stock, the outstanding shares of Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation, then appropriate adjustments in the number and kind of such securities then subject to this Option shall be made effective as of the date of such occurrence so that the position of the Holder upon exercise will be the same as it would have been had it owned immediately prior to the occurrence of such events the Common Stock subject to this Option. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify the Holder of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Option adjusted accordingly.

     10. The Option herein granted may be exercised by the delivery by Holder of written notice to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which the Option is being exercised. The notice shall be accompanied by payment to the Company of the exercise price for the number of Underlying Shares specified in the Notice. Notice may also be delivered by telecopy provided that the exercise price of such shares is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed.

     11. Within five business days following each receipt by the Company of the documents required to exercise all or any part of this Option as provided in
Section 10, the Company shall deliver irrevocable instruction to its transfer agent (with a copy to Holder) to issue certificates evidencing the Underlying Shares so purchased. Such certificates shall bear appropriate legends in accordance with applicable securities laws.

     12. This Option shall be governed by and construed in accordance with the laws of the State of New Jersey. The federal and state courts in the city of Newark, New Jersey shall have exclusive jurisdiction over this instrument and the enforcement thereof. Service of process shall be effective if sent by certified mail, return receipt requested. All notices shall be in writing and shall be deemed given upon receipt by the party to whom addressed. This instrument shall be enforceable by decrees of specific performance as well as other remedies.

     IN WITNESS WHEREOF, IDM Environmental Corp. has caused this Option to be signed by its duly authorized officer under its corporate seal, and to be dated February 5, 1998.

                                                 IDM ENVIRONMENTAL CORP.



                                                 By: /S/  Joel Freedman
                                                   -----------------------------
                                                     Joel Freedman, President